                                                                      EXHIBIT 23


                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                                 (216) 491-0800
                               FAX (216) 491-0803




December 12, 2001


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated December 12, 2001 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in Amendment No. 3 to the Company's report on Form 10-KSB for the fiscal year ended December 31, 2001.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA

















                    3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120